UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement (Amendment No. 1)

ROKWADER, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

ROKWADER, INC.

21900 Burbank Blvd., 3 rd Floor

Woodland Hills, CA 91367

To:         The Holders of the Common Stock of Rokwader, Inc.

Re:         Action by Written Consent in Lieu of Annual Meeting of Stockholders

This Information Statement is furnished by the Board of Directors of Rokwader, Inc., a Delaware corporation (the “Company”), to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on August 24, 2015. The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holder of a majority of the Company’s voting stock, dated as of August 25, 2015, in lieu of an Annual Meeting of stockholders.

1. To elect five (5) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2. To ratify the appointment of Anton & Chia, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The foregoing actions were approved on August 24, 2015 by our Board of Directors. In addition, on August 25, 2015 the holder of 83.7% of the Company’s outstanding voting securities, as of the record date, approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

The elimination of the need for a special meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Utilizing the written consent of the holders of a majority in interest of our voting securities eliminates the costs involved in holding a special meeting of stockholders.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about September 11, 2015 to stockholders of record as of August 24, 2015, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Exchange Act. No appraisal rights are afforded to our stockholders under Delaware law as a result of the adoption of the Certificate of Amendment.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholder who owns shares representing a majority of our Common Stock.

The above actions taken by the Company’s stockholder will become effective on or about October 1, 2015 and are more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about September 11, 2015.

If you have any questions on the enclosed Information Statement you may contact us directly. We thank you for your continued interest in our Company.

By Order of the Board of Directors

/s/ Robert Wallace
Robert Wallace, Chief Executive Officer

September 11, 2015

Woodland Hills, CA

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.001 par value per share (the “Common Stock”) of Rokwader, Inc., a Delaware corporation (“We” or the “Company”) by the Board of Directors to notify them about a certain action that the holder of a majority of the Company’s outstanding voting stock has taken by written consent, in lieu of an Annual Meeting of the stockholders. The action was taken on August 25, 2015.

Copies of this Information Statement are first being sent on or before September 11, 2015 to the holders of record on August 24, 2015 of the outstanding shares of the Company’s Common Stock.

General Information

A stockholder of the Company owning a majority of the Company’s outstanding voting securities has approved the following action (the “Action”) by written consent dated August 25, 2015, in lieu of a meeting of the stockholders:

1. To elect five (5) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2. To ratify the appointment of Anton & Chia, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Company may ask brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Delaware General Corporation Law are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

The vote, which was required to approve the above actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is August 24, 2015. The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on August 24, 2015 (the “Record Date”). As of the Record Date, the Company had outstanding 18,201,110 shares of Common Stock. Holders of the Common Stock have no preemptive rights. All outstanding shares are fully paid and nonassessable. Computershare Trust Company, Inc., located at 8742 Lucent Blvd., Suite 225, Highlands Ranch, Colorado 80129 is the registrar and transfer agent for our common stock.

Vote Obtained - Section 228 of the Delaware General Corporation Law

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about September 11, 2015 to stockholders of record as of August 24, 2015, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Exchange Act.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holder of a majority of the voting power of the Company. The consenting shareholder, Coco Partners, LLC owns 83.7%of the company’s common stock. Mr. Wallace, the Company’s CEO, CFO, secretary and a director is the managing member of Coco Partners, LLC.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days (the “20-day Period”) after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about October 1, 2015.

The entire cost of furnishing this Information Statement will be borne by the Company.

ACTION ONE

ELECTION OF DIRECTORS

Directors are normally elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of the Company. Directors may receive compensation for their services as determined by the Board of Directors. See “Compensation of Directors.” Presently, the Board of Directors consists of three (3) members, namely, Robert Wallace, Yale Farar and Steve Dorff. In addition to these current directors the Board has nominated Wyatt Wachtel and Gordon Smith to be directors.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

Although the Company’s management expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to being appointed, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees for Election as Director

The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected following the effective date of the actions in this Information Statement:

Name	Age	Position(s)

Robert Wallace	65	CEO, CFO, Secretary and Director

Yale Farar	77	Director

Steve Dorff	66	Director

Wyatt Wachtel	44	Director Nominee

Gordon Smith	61	Director Nominee

Biographical Information Regarding Directors

Mr. Wallace was appointed to the Board and appointed CEO, CFO and Secretary of the Company in May, 2015, in accordance with a Securities Purchase Agreement wherein he purchased 15,250,000 shares of the Company’s common stock. Mr. Wallace is the Founder, the Advisor, and currently serves on the Board of Directors of, Life Storage, L.P., a real estate platform company focused on the self-storage sector. Prior to that, Mr. Wallace has been an entrepreneur who has assisted or founded a number of private companies that have scaled rapidly, completed IPO, merger or acquisition exits. Mr. Wallace also previously served on the board of directors of certain of these companies subsequent to their public offerings, including Media Arts Group Inc., Zycon Corp., and International Family Entertainment, KMCI and Mr. Coffee. In addition, Mr. Wallace was appointed to serve on a Steering Committee of Interco, to direct its exit from bankruptcy. Mr. Wallace has also served on various non-profit, private school, and university boards.

Yale Farar, Director since March 2005. Mr. Farar has been an active private investor for over forty years, specializing in corporate development. Since April 1996, Mr. Farar has also been the manager and principal owner of Brooktide, LLC. Brooktide, LLC is owned by, and engages in investment and financial management for Mr. Farar. No other company affiliated with Mr. Farar, other than Brooktide, LLC, has any relationship with Rokwader.

Steve Dorff, the President of Latigo, is a long-time composer and producer. Mr. Dorff is a three-time Grammy nominee and has often been on the nation's top music charts. His résumé includes nine #1 film songs and 15 Top 10 hits, including the Kenny Rogers' classic "Through the Years", a BMI 3 million performance song, as well as "I Just Fall In Love Again ", the Anne Murray record that captured Billboard's #1 Song Of The Year honors. His many songs have been sung by some of the greatest artists of our time including Barbra Streisand, Celine Dion, Whitney Houston, George Strait, Vanessa Williams and others. Emmy Nominee for five television compositions, his credits include such stalwarts as "Murphy Brown" and "Murder She Wrote". He has also contributed to various television series’ like "Growing Pains", "Alien Nation", "Spenser: for Hire", "Major Dad", "Colombo", "Reba", and "Rodney". Mr. Dorff was the musical director of the popular television show “The Singing Bee” on CMT (the “Country Music Television” channel). His many other TV and cable movie credits include the Emmy nominated CBS mini-series "Elvis", the Hallmark Hall of Fame "Rose Hill", the animated Christmas classic "Annabelle's Wish", "Babe Ruth", "The Quick and The Dead", "Moonshine Highway" and "The Defiant Ones". Mr. Dorff’s many movie songs and scores have been featured in "Bronco Billy", "Blast from the Past", "Rocky IV", "Pure Country", "Tin Cup", "Michael", "Dudley Do-Right", "Dancer, Texas", "The Last Boy Scout", "Curly Sue" and "Honky Tonk Man".

Wyatt Wachtel is a Managing Director of York Capital Management ("York"). York, with approximately $14 billion in Assets Under Management (“AUM”), primarily invests in event driven strategies, by investing in companies undergoing merger and acquisitions, distressed and restructuring situations, special situation equities, including spin-offs, split-ups, bond, warrant and option transactions. Prior to joining York, from June of 2012 to Jan. 2015, Wyatt provided advisory services to York through a consulting agreement via Solana Capital Management, LLC, m which he was the sole member. Wyatt focuses on structured credit investments, sub-performing mortgages, bank loans and other distressed opportunities. Prior to joining Solana Capital, Wyatt was a Senior Portfolio Analyst at Highland Capital Management, specializing in distressed investments and special situations. He also served as a Senior Associate in Private Finance at Allied Capital, and an Associate at Banc of America Securities, and an Associate in the Asset Securitization division of first Union Securities. Mr. Wachtel received a B.A. in Political Science at the University of California, an M.B.A. from the Goizueta Business School at Emory University, and J.D. from the Emory School of Law. York has offices in New York City, Singapore, Wash. DC., London, Moscow, and Hong Kong.

Gordon Smith is currently COO of Exact Staff, Inc., a staffing company he helped grow from start-up to a national company employing 20,000 people per year. He is also an executive officer of Vertis Capital Fund, a hedge fund that uses proprietary methodology to generate equity returns with reduced risk by exploiting tracking errors in leveraged and futures ETFs. Mr. Smith began his career at CBS owned and operated TV stations, and headed the finance operations, overseeing a $1 billion budget. He served on the Management Board of CBS/ FOX Studios, and CBS/MTM Studios. During his tenure, he also Executive Produced a feature film, acquired by Sony Pictures.

Subsequent to CBS, Mr. Smith became VP of IMG, where he developed and managed four business areas, including founding the home video business of IMG. Subsequent to IMG, Gordon acquired an entertainment and animation company, which after consummating a 130 television episode deal with Comedy Central and being nominated for two Ace Awards, he sold to a Utah based investment group. Subsequently, Gordon became president of Goldhil Home Media International, involved in the production, and distribution of a broad array of home media programs, including animation, entertainment, fitness, and special interest programming, such as the Teenage Mutant Ninja Turtles, Dragon Ball, Z, And Little House on the Prairie. Mr. Smith recently returned from residing in Hong Kong, and maintains business interests in the Asian distribution rights to four major entertainment libraries. Mr. Smith earned a B.S. with highest honors from University of California at Berkeley, and an M.B.A. from Harvard Business School. Mr. Smith also has served in certain non-profit groups, including Big Brothers, Harvard Business School Community Partners, The Special Olympics, and the Academy of Television Arts and Sciences.

During the past ten years, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company, including any allegations (not subsequently reversed, suspended or vacated), permanent or temporary injunction, or any other order of any federal or state authority or self-regulatory organization, relating to activities in any phase of the securities, commodities, banking, savings and loan, or insurance businesses in connection with the purchase or sale of any security or commodity, or involving mail or wire fraud in any business. None of our directors presently serves as a director of any other public companies.

Each of our director’s primary qualification to serve as such involves his or her extensive experience with different aspects of the entertainment business, raising capital and investing in private and public companies and in mergers and acquisitions.

Involvement in Certain Legal Proceedings

None of our directors and officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Family Relationships

There are no family relationships between or among the above Directors, executive officers or persons nominated or charged by us to become directors or executive officers.

Historical Compensation of Directors

Other than as set forth herein no compensation has been given to any of the directors, although they may be reimbursed for any pre-approved out-of-pocket expenses.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. During the most recent fiscal year, to the Company’s knowledge, no filing delinquencies occurred.

CORPORATE GOVERNANCE

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act and an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. We do not have standing audit, compensation and corporate governance committees, or committees performing similar functions. Our Board, as a whole, handles the matters usually addressed by such committees.

At this time, we have not adopted corporate governance guidelines, a code of business conduct, a code of ethics or a related party transaction policy. We anticipate that as we become more familiar with the obligations of U.S. public companies, we will implement appropriate corporate governance structures to comply with SEC and/or stock exchange requirements that would be applicable to us at such time.

We maintain a corporate website and post our SEC filings on a page of that website. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the SEC.

Board of Directors

Director Independence

The Board will consist of five members, three of who do not meet the independence requirements of the Nasdaq Stock Market as currently in effect. We believe that the proposed two new nominees to the Board will meet such independence requirements.

Meetings of the Board

Each of the directors attended 75% or more of the aggregate number of meetings of the Board in 2014.

Board Leadership

Our Company is currently led by one person, who is serving as both our Chief Executive Officer, Chief Financial officer and a director. Our Board leadership structure is the traditional one most commonly utilized by other public companies in the United States, and we believe that this leadership structure has been effective for our Company. We believe that having a combined Chief Executive Officer/director provides the right form of leadership and balance for our Company, given our small size. This structure provides us with a single leader for our Company to ensure continuity of our operational, executive and Board functions.

Communications with the Board

Shareholders and any interested parties may send correspondence to the Board or to any individual director, by mail to Corporate Secretary, Rokwader, Inc., 21900 Burbank Blvd., 3 rd Floor, Woodland Hills, CA 91367, or by e-mail to rokwader@aol.com.

ACTION TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed the firm of Anton & Chia, LLP (“Anton & Chia”) to act as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and such appointment is being submitted to our shareholders for ratification of which a majority of such shareholders entitled to vote approved of the ratification on August 25, 2015 by written consent in lieu of a shareholder meeting.  Anton & Chia is considered by our management to be well qualified.

Audit and Other Fees

Since 2013, Anton & Chia has served as our independent registered public accounting firm. The following table summarizes the fees charged by Anton & Chia for the services rendered to the Company during its terms of engagement in 2013 and 2014:

	Amount Billed and Paid
Type of Fee	Fiscal Year 2014	Fiscal Year 2013
Audit (1)	$5,200	$7,250
Audit Related
Tax
All Other Fees	3,120	260
Total	$8,320	$7,510

(1)	Represents aggregate fees charged by Anton & Chia for its annual audits and quarterly reviews.

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2014, 2013 and 2012. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Executive Compensation

The following table summarizes all compensation recorded by us in 2014, 2013 and 2012 for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000. The value attributable to any option awards is computed in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 2 of the Notes to our Financial Statements appearing later in this report.

Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yale Farar	2014	-0-	-0-	-0-	-0-		-0-	-0-	-0-	-0-
President	2013	-0-	-0-	-0-	-0-		-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	250,000	(1)	-0-	-0-	-0-	-0-

(1) Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Mr. Farar resigned as president in May, 2015. As our business progresses and grows, we expect to begin paying salaries to each of our officers. On August 3, 2012, the Company granted 250,000 stock options to Brooktide, LLC, a private investment company owned and controlled by Mr. Farar. The stock options are exercisable at $0.75 per share and expire on December 31, 2015.

Employment Agreement

The Company has no Employment Agreement with any of its officers or director.

Stock Options

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning outstanding option awards held by our officers and directors for the fiscal year ended December 31, 2014:

Name	No. of securities underlying exercised options (#)	No. of securities underlying unexercised options (#)	Equity incentive plan awards: No. of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration Date	No. of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: No. of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Yale Farar, CEO, Director	—	250,000	—	$0.75	December 31, 2015	—	$—	—	$—
Gary Saderup, Secretary Director (1)	—	25,000	—	$0.75	December 31, 2015	—	$—	—	$—
Steve Dorff, Director	—	25,000	—	$0.75	December 31, 2015	—	$—	—	$—

(1)	Mr. Saderup resigned as Secretary and as a director of the Company in May 2015.

Stock Option Plan

We do not have a stock option plan although we may adopt one or more such plans in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's compensation

At present we do not pay our directors for attending meetings of our Board of Directors, although we may adopt a director compensation policy by the end of the current year. In December 2014, the Company issued 40,000 shares of our common stock to Steve Dorff.

The following table and related footnotes show the compensation paid during the year ended December 31, 2014 to our directors.

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation		Total
Steve Dorff	$-0-	$-0-	$18,000	(1)	$18,000
Gary Saderup	$-0-	-0-	$-0-		$-0-
Yale Farar	$-0-	$-0-	$-0-		$-0-

(1)	On December 17, 2014, we issued 40,000 shares of our common stock to Steve Dorff for services rendered. The Company determined that the price of $0.45 per share was a fair value for the shares issued based on its most recent securities sale transaction.

 SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT; RELATED STOCKHOLDER MATTERS

The following table lists, as of August 24, 2015, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. In computing the number and percentage of shares beneficially owned by each person, we include any shares of common stock that could be acquired within 60 days of August 24, 2015, by the exercise of options. These shares, however, are not counted in computing the percentage ownership of any other person.

Name and Address of Beneficial Owner *	Shares Beneficially Owned	Percentage of Outstanding Common Stock

Coco Partners, LLC (1) (2)	21,150,000	87.7%
Robert Wallace (2)	21,150,000	87.7%
Brooktide, LLC (3) (4)	2,247,106	12.2%
Yale Farar (4)	2,247,106	12.2%
Steve Dorff (5) (6)	225,000	1.2%
Officers and Directors (3 persons)	23,622,000	96.9%

*	The address for each person or entity listed on the table other than Coco Partners, LLC and Brooktide, LLC is c/o Rokwader, Inc., 21900 Burbank Blvd., 3 rd Floor, Woodland Hills, CA 91367.

(1)	The address for Coco Partners, LLC is 15466 Los Gatos Blvd., Suite 109-352, Los Gatos, California 95032. Coco Partners, LLC is principally owned by and engages in investment and financial management for Mr. Wallace.

(2)	The amount of shares Beneficially Owned includes 5,900,000 shares exercisable by Coco Partners at prices between $0.60 and $1.25 per share, pursuant to a Warrant which terminates on April 1, 2020. These shares are held in the name of Coco Partners, LLC of which Mr. Wallace, Rokwader’s President and Director, is the sole Manager of Coco Partners, LLC. As the sole Manager, Mr. Wallace has Voting and Investment power over these shares.

(3)	The address for Brooktide, LLC is 123 West Nye Lane #510, Carson City, Nevada 89706. Brooktide, LLC is owned by, and engages in investment and financial management for, Mr. Farar.

(4)	The amount of shares Beneficially Owned includes 250,000 shares exercisable by Brooktide, LLC at $0.75 per share, pursuant to an Option which terminates on December 31, 2015. These shares are held in the name of Brooktide, LLC of which Yale Farar is the sole Manager of Brooktide, LLC. As sole Manager, Mr. Farar has voting and investment power over these shares.

(5)	The amount of shares Beneficially Owned includes 25,000 shares exercisable by Mr. Dorff at $0.75 per share, pursuant to an Option which terminates on December 31, 2015.

(6)	Individual has sole voting and investment power over such shares.

Certain Relationships and Related Transactions and Director Independence.

On January 31, 2014 Brooktide, LLC loaned the Company $25,000 in accordance with a Subordinated Convertible Promissory Note (“Note”) executed by the Company. Pursuant to the terms of the Note, this loan bears an interest rate equal to 6% per annum and is convertible at the option of the holder at any time into common stock of the Company at $.50 per share. The Note is a demand note and may be paid at any time without premium or penalty. The outstanding balance on the Note is immediately due and payable without notice or demand, upon or at any time after the occurrence or existence of any one or more of the listed “Events of Default.” The proceeds of the Note were used to pay fees and expenses, to the extent such expenses are not deferred, and to continue to create viable entertainment assets in the music recording industry.

On May 22, 2014 Brooktide, LLC loaned the Company $35,000 in accordance with a Subordinated Convertible Promissory Note (“Note”) executed by the Company. Pursuant to the terms of the Note, this loan bears an interest rate equal to 6% per annum and is convertible at the option of the holder at any time into common stock of the Company at $.53 per share. The Note is a demand note and may be paid at any time without premium or penalty. The outstanding balance on the Note is immediately due and payable without notice or demand, upon or at any time after the occurrence or existence of any one or more of the listed “Events of Default.” The proceeds of the Note were used to pay fees and expenses, to the extent such expenses are not deferred, and to continue to create viable entertainment assets in the music recording industry.

On July 29, 2014 Brooktide, LLC loaned the Company $35,000 in accordance with a Subordinated Convertible Promissory Note (“Note”) executed by the Company. Pursuant to the terms of the Note, this loan bears an interest rate equal to 6% per annum and is convertible at the option of the holder at any time into common stock of the Company at $.53 per share. The Note is a demand note and may be paid at any time without premium or penalty. The outstanding balance on the Note is immediately due and payable without notice or demand, upon or at any time after the occurrence or existence of any one or more of the listed “Events of Default.” The proceeds of the Note were used to pay fees and expenses, to the extent such expenses are not deferred, and to continue to create viable entertainment assets in the music recording industry.

On October 30, 2014 Brooktide, LLC loaned the Company $30,000 in accordance with a Subordinated Convertible Promissory Note (“Note”) executed by the Company. Pursuant to the terms of the Note, this loan bears an interest rate equal to 6% per annum and is convertible at the option of the holder at any time into common stock of the Company at $0.45 per share. The Note is a demand note and may be paid at any time without premium or penalty. The outstanding balance on the Note is immediately due and payable without notice or demand, upon or at any time after the occurrence or existence of any one or more of the listed “Events of Default.” The proceeds of the Note were used to pay fees and expenses, to the extent such expenses are not deferred, and to continue to create viable entertainment assets in the music recording industry.

The Company’s president contributed capital in the amount of $26,000 during the month of January 2015. The president of the Company was not issued additional shares of stock in exchange for this capital nor was a note payable to him exercised. The proceeds of the Note were used to pay fees and expenses, to the extent such expenses are not deferred, and to continue to create viable entertainment assets in the music recording industry.

On February 18, 2015, the Company agreed to issue 317,392 shares of its common stock (the “Shares”) to Brooktide, LLC, an entity principally owned by Yale Farar, the President, director and principal shareholder of the Company (the “Investor”) in consideration of the cancellation of debt owed to the Investor totaling $196,060. The Shares were issued to the Investor at approximately $0.6177 per share on the date that the average between the “bid” and “ask” price for the Company’s stock on the OTC:QB market was $0.42 per share.

On March 17, 2015 Brooktide, LLC loaned the Company $55,500 in accordance with a Subordinated Convertible Promissory Note (“Note”) executed by the Company. Pursuant to the terms of the Note, this loan bears an interest rate equal to 6% per annum and is convertible at the option of the holder at any time into common stock of the Company at $0.47 per share. The Note is a demand note and may be paid at any time without premium or penalty. The outstanding balance on the Note is immediately due and payable without notice or demand, upon or at any time after the occurrence or existence of any one or more of the listed “Events of Default.” The proceeds of the Note were used to pay fees and expenses, to the extent such expenses are not deferred, and to continue to create viable entertainment assets in the music recording industry.

On April 16, 2015 Brooktide, LLC loaned the Company $7,000 in accordance with a Subordinated Convertible Promissory Note (“Note”) executed by the Company. Pursuant to the terms of the Note, this loan bears an interest rate equal to 6% per annum and is convertible at the option of the holder at any time into common stock of the Company at $0.47 per share. The Note is a demand note and may be paid at any time without premium or penalty. The outstanding balance on the Note is immediately due and payable without notice or demand, upon or at any time after the occurrence or existence of any one or more of the listed “Events of Default.” The proceeds of the Note were used to pay fees and expenses, to the extent such expenses are not deferred, and to continue to create viable entertainment assets in the music recording industry.

As of May 4, 2015, Brooktide, LLC and the Company agreed that the loan of $55,500 entered into on March 17, 2015 and the loan of $7,000 entered into on April 16, 2015 be forgiven by Brooktide, LLC. Additionally, accrued interest payable in the amount of $278 was also forgiven by Brooktide, LLC. In accordance with FASB ASC 470-50-40 Debt Modifications and Extinguishments, the Company recorded this forgiveness of debt from a Related Party as a capital transaction and no gain was recognized on the Company’s consolidated statement of operations.

 All of the individuals and entities receiving the Company’s common stock are “accredited” investors. The shares of common stock are all restricted shares and the stock certificates have been affixed with a legend restricting sales and transfers. The Company issued the common stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.

We currently use the music recording studio of management at no cost to us. Management has agreed to continue this arrangement until the Company generates greater revenues.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports, such as the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549-2736.

By order of the Board of Directors

/s/ Robert Wallace
Robert Wallace, Chief Executive Officer

September 11, 2015

Woodland Hills, CA